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                                 SCHEDULE "A"

                      CONVERTIBLE VOTING SHARE PROVISIONS

The Convertible Voting Shares in the capital of the Company shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE 1
                                 INTERPRETATION

SECTION 1.1 DEFINITIONS.

In these share provisions, the following terms have the following meanings:

      "ACT" means the Companies Act (Nova Scotia), as amended, consolidated or re-enacted from time to time.

      "BOARD OF DIRECTORS" means the board of directors of the Company.

      "BUSINESS DAY" means any day, other than a Saturday, a Sunday or a day when banks are not generally open for business in Toronto, Ontario.

      "CANADIAN DOLLAR EQUIVALENT" has the meaning ascribed thereto in the Exchangeable Share Provisions:

      "COMMON SHARES" means the common shares in the capital of the Company and any other securities into which such shares may be changed.

      "COMPANY" means IntelliPharmaCeutics Corp., a company amalgamated and existing under the Act, and includes any successor company.

      "CONVERSION DATE" has the meaning provided in Section 6.1(a) hereof.

      "CONVERSION REQUEST" has the meaning provided in Section 6.1 hereof.

      "CONVERTED SHARES" has the meaning provided in Section 6.1(a) hereof.

      "CONVERTIBLE VOTING SHARE CONSIDERATION" means, with respect to each Convertible Voting Share, for any action which is an acquisition of, or redemption of, or distribution of assets of the Company in respect of the Convertible Voting Share by the Company or by IPC Delaware or a Subsidiary of IPC Delaware, the aggregate of the following:

      (a) the Current Market Price of one IPC Delaware Common Share, such consideration to be fully paid, non-assessable, free and clear of any lien, claim or encumbrance and satisfied by the delivery of one IPC Delaware Common Share to be registered in the name of the Holder, as evidenced by a certificate representing the aggregate number of such IPC Delaware Common Shares; plus

      (b) the Dividend Amount payable in U.S. dollars or the Canadian Dollar Equivalent by means of a cheque payable at any branch of the bankers of the payor; plus

      (c) unless the corresponding equivalent dividend has already been declared pursuant to Section 3.1 of these share provisions on the Convertible Voting Share, the amount of

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            all cash dividends declared by IPC Delaware on a IPC Delaware Common
            Share on or prior to the effective time of any such action payable in U.S. dollars or the Canadian Dollar Equivalent by means of a cheque payable at any branch of the bankers of the payor, plus

      (d) unless the corresponding equivalent dividend has already been declared on the Convertible Voting Share, the amount of all declared non-cash dividends or other distributions by IPC Delaware on a IPC Delaware Common Share on or prior to the effective time of any such action, payable by means of a cheque payable at any branch of the bankers of the payor in an amount equal to the fair market value of the property distributed on the effective date of the relevant action in U.S. dollars or the Canadian Dollar Equivalent or, at the option of the Board of Directors, payable by the delivery of such non-cash items;

      provided that (i) any such IPC Delaware Common Share shall be duly issued as fully paid and non-assessable, free and clear of any lien, hypothec, pledge, claim, encumbrance, security interest or adverse claim or interest other than those under applicable securities laws and (ii) such consideration shall be paid less any amounts required to be deducted and withheld therefrom pursuant to Section 12.1 hereof, and all without interest.

      "CONVERTIBLE VOTING SHARES" means the convertible voting shares in the capital of the Company having the rights, privileges and restrictions set forth herein.

      "CURRENT MARKET PRICE" has the meaning ascribed thereto in the Exchangeable Share Provisions.

      "DIVIDEND AMOUNT" means an amount equal to and in satisfaction of all declared and unpaid dividends or distributions on any Convertible Voting Share on any dividend or distribution record date which occurred on or prior to the effective time of an action described in the definition of "Convertible Voting Share Consideration" in these share provisions.

      "ECONOMIC EQUIVALENT" has the meaning provided in Section 32 hereof.

      "EFFECTIVE DATE" means the date of first issue of the Convertible Voting Shares.

      "EXCHANGE AGREEMENT" means that certain Exchange Agreement between IPC Delaware, the Company and certain shareholders of the Company to be entered into contemporaneously with the first issue of Convertible Voting Shares.

      "EXCHANGEABLE SHARE PROVISIONS" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares.

      "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of the Company issuable upon conversion of the Convertible Voting Shares.

      "HOLDER" means a holder of Convertible Voting Shares shown from time to time in the register maintained by or on behalf of the Company in respect of the Convertible Voting Shares.

      "IPC DELAWARE" means IntelliPharmaCeutics Ltd., a Delaware corporation, and includes any successor corporation.

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      "IPC DELAWARE COMMON SHARES" means the shares of common stock in the capital of IPC Delaware, par value US$0.001 per share and any other shares or other securities into which such shares may be changed or converted.

      "IPC DELAWARE DIVIDEND DECLARATION DATE" means the date on which the board of directors of IPC Delaware declares any dividend on the IPC Delaware Common Shares.

      "LIQUIDATION AMOUNT" has the meaning provided in Section 5.1 hereof.

      "LIQUIDATION DATE" has the meaning provided in Section 5.1 hereof.

      "SUBSIDIARY" or "SUBSIDIARIES", in relation to any person, means any body corporate, partnership, joint venture, association or other entity of which more than 50% of the total voting power of shares or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

      "TOTAL CONVERTIBLE VOTING SHARE CONSIDERATION" means at a particular time the Convertible Voting Share Consideration per Convertible Voting Share at that time multiplied by the number of Convertible Voting Shares in respect of which the Convertible Voting Share Consideration is paid or is payable at that time.

      "TOTAL LIQUIDATION AMOUNT" has the meaning provided in Section 5.1 hereto.

      "VOTING AND SUPPORT AGREEMENT" means the agreement in respect of, among other things, the Convertible Voting Shares to be made between IPC Delaware and the Company as of the Effective Date, as it may be amended from time to time.

                                   ARTICLE 2
                      RANKING OF CONVERTIBLE VOTING SHARES

SECTION 2.1 RANKING.

In accordance with ARTICLE 5, the Convertible Voting Shares shall be entitled to a preference over the Common Shares, the and any other shares which by their terms rank junior to the Convertible Voting Shares, but shall rank pari passu with the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

In the event that the Board of Directors desire to declare a dividend on the Convertible Voting Shares in accordance with Section 3.1 hereof, such dividends shall neither be declared nor paid unless a dividend is also declared and paid on the Exchangeable Shares at the same time, in equal amounts per share to the dividend so declared on the Convertible Voting Shares (unless the holders of the Exchangeable Shares otherwise consent in writing).

In the event that rights are conferred upon the holders of the Convertible Voting Shares pursuant to Sections 10.1 or 10.2 as a result of IPC Delaware taking any of the actions in Sections 10.1 or 10.2, such similar rights as are conferred upon the holders of the Exchangeable Shares under Section 10.1 or 10.2, as the case may be, of the Exchangeable Share Provisions shall be exercised at the same time as the exercise of such rights conferred upon the holders of the Convertible Voting Shares.

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                                   ARTICLE 3
                                   DIVIDENDS

SECTION 3.1 DIVIDENDS.

A Holder shall be entitled to receive, and the Board of Directors shall (subject to applicable law) declare, a dividend on each Convertible Voting Share on each IPC Delaware Dividend Declaration Date (which shall be paid in accordance with Section 3.4):

      (a) in the case of a cash dividend declared on the IPC Delaware Common Shares, in an amount in cash for each Convertible Voting Share in US dollars, or the Canadian Dollar Equivalent thereof on the IPC Delaware Dividend Declaration Date, in each case, equal to the cash dividend declared on each IPC Delaware Common Share;

      (b) in the case of a stock dividend declared on the IPC Delaware Common Shares to be paid in IPC Delaware Common Shares, by the issuance by the Company of such number of Convertible Voting Shares for each Convertible Voting Share as is equal to the number of IPC Delaware Common Shares to be paid on each IPC Delaware Common Share;

      (c) in the case of a dividend declared on the IPC Delaware Common Shares in property other than cash or IPC Delaware Common Shares, in such type and amount of property for each Convertible Voting Share as is the same as or the Economic Equivalent of the type and amount of property declared as a dividend on each IPC Delaware Common Share; or

      (d) in the case of a dividend declared on the IPC Delaware Common Shares to be paid in securities of IPC Delaware other than IPC Delaware Common Shares, in such number of either such securities or economically and legally equivalent securities of the Company, as the Board of Directors determines, for each Convertible Voting Share as is equal to the number of securities of IPC Delaware to be paid on each share or IPC Delaware Common Shares.

Such dividends shall be paid out of money, assets or property of the Company properly applicable to the payment of dividends, or out of authorized but unissued shares of the Company, as applicable. Any dividend which should have been declared on the Convertible Voting Shares pursuant to this Section 3.1 but was not so declared due to the provisions of applicable law shall be declared and paid by the Company as soon as payment of such dividend is permitted by such law.

SECTION 3.2 DETERMINATION OF ECONOMIC EQUIVALENCE.

The Board of Directors shall determine, in good faith and in its sole discretion (with the assistance of such reputable and qualified independent financial advisors and/or other experts as the Board of Directors may require) what the "ECONOMIC EQUIVALENT" or the "economical and legal equivalent" is for the purposes of these share provisions and each such determination shall be conclusive and binding. In making such determination, the following factors shall (without excluding other factors determined by the Board of Directors to be relevant) be considered by the Board of Directors:

      (a) in the case of a distribution payable in IPC Delaware Common Shares (other than in the case of a stock dividend), the number of such shares issued in proportion to the number of IPC Delaware Common Shares previously outstanding;

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      (b)   in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares), the relationship between the exercise price of each such right, option or warrant and the Current Market Price of a IPC Delaware Common Share;

      (c) in the case of the issuance or distribution of any other form of property (including without limitation any shares or securities of IPC Delaware of any class other than IPC Delaware Common Shares, any rights, options or warrants other than those referred to in Section 3.2(b), any evidences of indebtedness of IPC Delaware or any assets of IPC Delaware), the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding IPC Delaware Common Share and the Current Market Price of a IPC Delaware Common Share;

      (d) in the case of any subdivision, redivision or change of the then-outstanding IPC Delaware Common Shares into a greater number of IPC Delaware Common Shares or the reduction, combination, consolidation or change of the then-outstanding IPC Delaware Common Shares into a lesser number of IPC Delaware Common Shares or any amalgamation, merger, reorganization or other transaction affecting IPC Delaware Common Shares, the effect thereof upon the then-outstanding IPC Delaware Common Shares; and

      (e) in all such cases, the general taxation consequences of the relevant event to the Holders to the extent that such consequences may differ from the taxation consequences to the holders of IPC Delaware Common Shares as a result of differences between the taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of Holders).

SECTION 3.3 PAYMENT OF DIVIDENDS.

Cheques of the Company payable at any branch of the bankers of the Company shall be issued in respect of any cash dividends contemplated by Section 3.1(a) hereof and the sending of such a cheque to each holder of a Convertible Voting Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Convertible Voting Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) or (d) hereof and the sending of such a certificate to each holder of a Convertible Voting Share shall satisfy the stock dividend represented thereby or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) hereof shall be issued, distributed or transferred by the Company in such manner as it shall determine and the issuance, distribution or transfer thereof by the Company to each holder of a Convertible Voting Share shall satisfy the dividend represented thereby. No holder of a Convertible Voting Share shall be entitled to recover by action or other legal process against the Company any dividend that is represented by a cheque that has not been duly presented to the Company's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

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SECTION 3.4 RECORD AND PAYMENT DATES.

The record date for the determination of the Holders entitled to receive payment of, and the payment date for, any dividend declared on the Convertible Voting Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the IPC Delaware Common Shares.

                                   ARTICLE 4
                              CERTAIN RESTRICTIONS

SECTION 4.1 PROHIBITED ACTS.

So long as any of the Convertible Voting Shares are outstanding, the Company shall not at any time without, but may at any time with, the approval of the Holders given as specified in Section 9.2 hereof:

      (a) amend the constating documents of the Company in a manner which would prejudicially or adversely affect the holders of Convertible Voting Shares in any respect; or

      (b) initiate the voluntary liquidation, dissolution or winding-up of the Company nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of the Company; or

      (c) issue any further Convertible Voting Shares or Exchangeable Shares, or any other shares or securities of the Company ranking equally with, or superior to, the Convertible Voting Shares, to any person, other than as contemplated by the Exchange Agreement, these Convertible Voting Share Provisions or the Exchangeable Share Provisions.

SECTION 4.2 RESTRICTIONS IF DIVIDENDS UNPAID.

So long as any of the Convertible Voting Shares are outstanding and any dividends required to have been declared and paid on the outstanding Convertible Voting Shares pursuant to ARTICLE 3 have not been declared and paid in full, the Company shall not at any time without, but may at any time with, the approval of the Holders given as specified in Section 9.2 hereof:

      (a) pay any dividends on the Common Shares, or any other shares ranking junior to the Convertible Voting Shares other than share dividends payable in any such other shares ranking junior to the Convertible Voting Shares;

      (b) redeem, or purchase, or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Convertible Voting Shares with respect to the payment of dividends or on any liquidation distribution;

      (c) redeem, or purchase, any other shares of the Company ranking equally with the Convertible Voting Shares with respect to the payment of dividends or on any liquidation distribution; or

      (d) issue any Convertible Voting Shares or any shares of the Company ranking equally with, or superior to, the Convertible Voting Shares other than:

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            (i)   the issue of Exchangeable Shares on the exercise of the
                  conversion right described in ARTICLE 6 hereof; and

            (ii) by way of stock dividends to the Holders or for purposes of implementing the required Economic Equivalent in respect of Convertible Voting Shares as provided in Section 10.1 hereof.

                                   ARTICLE 5
                          DISTRIBUTION ON LIQUIDATION

SECTION 5.1 LIQUIDATION RIGHTS.

In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs, a Holder shall be entitled, subject to applicable law, to receive from the assets of the Company in respect of each Convertible Voting Share held by such Holder on the effective date of such liquidation, dissolution or winding-up (the "LIQUIDATION DATE"), before any distribution of any part of the assets of the Company to the holders of the Common Shares or any other shares ranking junior to the Convertible Voting Shares, an amount equal to the Convertible Voting Share Consideration applicable on the last Business Day prior to the Liquidation Date (the "LIQUIDATION AMOUNT"), which as set forth in Section 5.2 shall be fully paid and satisfied by the delivery by or on behalf of the Company of the Total Convertible Voting Share Consideration representing such Holder's total Liquidation Amount (the "TOTAL LIQUIDATION AMOUNT").

SECTION 5.2 PAYMENT AND DELIVERY OF LIQUIDATION AMOUNT.

On or promptly after the Liquidation Date, the Company shall cause to be delivered to the Holders the Convertible Voting Share Consideration per share representing the Liquidation Amount for each such Convertible Voting Share upon presentation and surrender of the certificates representing such Convertible Voting Shares, together with such other documents and instruments as may be required to effect a transfer of Convertible Voting Shares under the Act and the constating documents of the Company and such additional documents and instruments as the Company may reasonably require, at the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders. The Total Convertible Voting Share Consideration representing the Total Liquidation Amount for such Holder's Convertible Voting Shares shall be delivered to such Holder, at the Company's expense, at the address of the Holder recorded in the securities register of the Company for the Convertible Voting Shares, or, if requested by the Holder, by holding for pick-up by the Holder at the place of delivery.

On and after the Liquidation Date, the Holders shall cease to be holders of such Convertible Voting Shares and shall not be entitled to exercise any of the rights of Holders in respect thereof, other than the right to receive their proportionate share of the Total Convertible Voting Share Consideration representing the Total Liquidation Amount, unless payment of the Total Convertible Voting Share Consideration representing the Total Liquidation Amount for such Convertible Voting Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of such Holder shall remain unaffected until the Total Convertible Voting Share Consideration representing the Holder's Total Liquidation Amount has been paid in the manner hereinbefore provided. The Company shall have the right at any time after the Liquidation Date to deposit or cause to be deposited the Total Convertible Voting Share Consideration representing the Total Liquidation Amount in respect of the Convertible Voting Shares represented by certificates that have not at the Liquidation Date been surrendered by the Holders thereof in a

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custodial account or for safekeeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the Holders shall be limited to receiving their proportionate share of the Total Convertible Voting Share Consideration representing the Total Liquidation Amount so deposited for such Convertible Voting Shares, against presentation and surrender of such certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Total Convertible Voting Share Consideration, the Holders shall thereafter be considered and deemed for all purposes to be the holders of the IPC Delaware Common Shares delivered to them or the custodian on their behalf.

SECTION 5.3 RIGHTS AFTER LIQUIDATION.

After the Company has satisfied its obligations to pay a Holder the Total Convertible Voting Share Consideration representing the Holder's Total Liquidation Amount, such Holder shall not be entitled to share in any further distribution of the assets of the Company.

Notwithstanding the foregoing, until such payment or deposit of such Holder's Total Liquidation Amount, the Holder shall be deemed to still be a Holder for purposes of all voting rights with respect thereto. Such rights shall remain unaffected until such payment or deposit.

                                   ARTICLE 6
                              CONVERSION BY HOLDER

SECTION 6.1 CONVERSION RIGHTS.

Any Holder shall be entitled at such Holder's option at any time and from time to time to have all or any of the Convertible Voting Shares held by such Holder converted into Exchangeable Shares as the same shall be constituted at the time of conversion upon the basis of one Exchangeable Share for each Convertible Voting Share in respect of which the conversion right is exercised; provided that on conversion of any Convertible Voting Shares, the Holders thereof will not be entitled to any adjustment of dividends on such Convertible Voting Shares or on the Exchangeable Shares issuable on conversion. To effect such conversion right, the Holder shall present and surrender at the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Convertible Voting Shares the certificate or certificates representing the Convertible Voting Shares in respect of which the Holder thereof desires to exercise such right of conversion, together with such other documents and instruments as may be required to effect a conversion of Convertible Voting Shares under the Act and the constating documents of the Company and such additional documents and instruments as the Company may reasonable require, and together with a duly executed statement (the "Conversion Request") in the form of Exhibit "A" hereto or in such other form as may be acceptable to the Company:

      (a) specifying that the Holder desires to have all or any number specified therein of the Convertible Voting Shares represented by such certificate or certificates (the "Converted Shares") converted into Exchangeable Shares; and

      (b) stating the date on which the Holder desires to have the Converted Shares converted into Exchangeable Shares (the "Conversion Date") which shall be the 30th day (or, if such day is not a Business Day, the first Business Day thereafter) after the date on which the Conversion Request is received by the Company.

The Conversion Request shall be executed by the person registered on the books of the Company as the holder of the Convertible Voting Shares in respect of which such right is being exercised or by his

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duly authorized attorney. The Holder shall also pay any governmental, transfer or other tax imposed in respect of such conversion. Upon receipt of such notice, the Company shall issue certificates representing the Exchangeable Shares upon the basis above prescribed and in accordance with the provisions hereof to the registered holder of the Convertible Voting Shares represented by the certificate accompanying such notice. If less than all of the Convertible Voting Shares represented by any certificate are to be converted, the Holder shall be entitled to receive a new certificate for the Convertible Voting Shares representing the shares comprised in the original certificate which are not to be converted. All Exchangeable Shares resulting from any conversion provided for herein shall be fully paid and assessable.

                                   ARTICLE 7
                           PURCHASE FOR CANCELLATION

SECTION 7.1 PURCHASE FOR CANCELLATION.

Subject to applicable law, the Company may at any time and from time to time purchase for cancellation an or any part of the Convertible Voting Shares by private contract with any Holder, including all rights to any declared and unpaid dividends or distributions thereon, at any price agreed to between the Company and such Holder.

                                   ARTICLE 8
                                 VOTING RIGHTS

SECTION 8.1 VOTING RIGHTS

The Holders shall be entitled to receive notice of and to attend all meetings of the shareholders of the Company and, as a class of shareholders, shall be entitled, notwithstanding the number of common shares and Convertible Voting shares which shall at any time be outstanding to such number of votes as a class as is equal to 50% of all votes on any matter to be dealt with at any such meeting. The number of votes to which a Holder is entitled shall be the aggregate number of votes to which the Convertible Voting Shares as a class are entitled to exercise, divided by the number of Convertible Voting Shares held by that Holder.

                                   ARTICLE 9
                             AMENDMENT AND APPROVAL

SECTION 9.1 HOLDER APPROVAL.

The rights, privileges, restrictions and conditions attaching to the Convertible Voting Shares may be added to, changed or removed, only with the approval of the holders of the Convertible Voting Shares(excluding Convertible Voting Shares beneficially owned by IPC Delaware or its Subsidiaries) voting separately as a class, given as hereinafter specified.

SECTION 9.2 QUORUM.

Any approval given by the Holders to add to, change or remove any right, privilege, restriction or condition attaching to the Convertible Voting Shares or any other matter requiring the approval or consent of the Holders shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law, provided, however, that such approval must be evidenced by a resolution passed by not less than 66 2/3% (excluding Convertible Voting Shares beneficially owned by IPC Delaware or its Subsidiaries) of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at a meeting of Holders duly called and held at which the Holders of at least 50% of the Convertible Voting Shares outstanding at that time are present or represented by proxy or such other authorized person (excluding Convertible Voting Shares beneficially owned by IPC Delaware or its Subsidiaries) or by a written resolution signed by the Holders of the then-outstanding Convertible Voting Shares (excluding Convertible Voting Shares beneficially owned by IPC Delaware or its Subsidiaries). If at any such meeting the Holders of at least 50% of the Convertible Voting Shares outstanding at that time are not present or represented by proxy or such other authorized person within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than ten days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the Holders present or represented by proxy or such other authorized person thereat may transact the business for business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by persons represented in person or by proxy or such other authorized person at such meeting (excluding Convertible Voting Shares beneficially owned by IPC Delaware or its Subsidiaries) shall constitute the approval or consent of the Holders. For the purposes of this Section, any spoiled votes, illegible votes, defective votes and abstinences shall be deemed to be votes not cast.

                                   ARTICLE 10
               RECIPROCAL CHANGES, ETC. IN RESPECT OF IPC DELAWARE
                                 COMMON SHARES

SECTION 10.1

In the event IPC Delaware takes any of the following actions:

      (a) issues or distributes IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares) to the holders of all or substantially all of the then-outstanding IPC Delaware Common Shares by way of stock dividend or other distribution, other than an issue of IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares) to holders of IPC Delaware Common Shares who exercise an option to receive dividends in IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares) in lieu of receiving cash dividends; or

      (b) issues or distributes rights, options or warrants to the holders of all or substantially all of the then-outstanding IPC Delaware Common Shares entitling them to subscribe for or to purchase IPC Delaware Common Shares (or securities exchangeable for or convertible into or carrying rights to acquire IPC Delaware Common Shares); or

      (c) issues or distributes to the holders of all or substantially all of the then-outstanding IPC Delaware Common Shares, (i) shares or securities of IPC Delaware of any class other than IPC Delaware Common Shares (other than shares convertible into or exchangeable for or carrying rights to acquire IPC Delaware Common Shares), (ii) rights, options or warrants other than those referred to in Section 10.1(a) above, (iii) evidences of indebtedness of IPC Delaware, or
            (iv) assets of IPC Delaware,

the Company will ensure that the Economic Equivalent on a per share basis of such rights, options, securities, shares, evidence of indebtedness or other assets shall be issued or distributed, in accordance with applicable law simultaneously to holders of Convertible Voting Shares.

SECTION 10.2

In the event IPC Delaware takes any of the following actions:

      (a) subdivides, redivides or changes the then-outstanding IPC Delaware Common Shares into a greater number of IPC Delaware Common Shares; or

      (b) reduces, combines, consolidates or changes the then-outstanding IPC Delaware Common Shares into a lesser number of IPC Delaware Common Shares; or

      (c) reclassifies or otherwise changes any of the terms and conditions of the IPC Delaware Common Shares, or effects an amalgamation, merger, reorganization or other transaction affecting IPC Delaware Common Shares, the Company will provide at least 7 days prior written notice thereof to the Holders and take all steps necessary to ensure that the same or an Economically Equivalent change shall simultaneously be made to, or in the rights of the Holders as provided for in these share provisions and will submit same to the Holders for their approval in the manner provided in ARTICLE 9 hereof.

The Company will, to the extent required, upon due notice from IPC Delaware, take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by the Company, or subdivisions, redivisions or changes are made to the Convertible Voting Shares, in order to implement the required Economic Equivalent with respect to the IPC Delaware Common Shares and Convertible Voting Shares as provided for in these share provisions and will, submit same to the Holders for their approval in the manner provided in ARTICLE 9 hereof.

                                   ARTICLE 11
              ACTIONS BY THE COMPANY UNDER THE VOTING AND SUPPORT
                      AGREEMENT AND THE EXCHANGE AGREEMENT

SECTION 11.1

The company will take all actions and do all such things as shall be necessary or advisable, and will take all reasonable efforts to perform and comply with and to ensure performance and compliance by IPC Delaware and the Company with all provisions of the Voting and Support Agreement and the Exchange Agreement applicable to IPC Delaware and the Company, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Company and the Holders, all rights and benefits in favour of the Company and the Holders under or pursuant thereto.

SECTION 11.2

The Company will not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its obligations under, the Voting and Support Agreement or the Exchange Agreement without the approval of the Holders (other than IPC Delaware or any of its Subsidiaries) given in accordance with Section
9.2 hereof other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purpose of:

      (a) adding to the covenants of the other party or parties to such agreement for the protection of the Holders (other than IPC Delaware or any of its Subsidiaries); or

      (b) making such provisions or modifications not inconsistent with the spirit and intent of such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, after consultation with counsel, it may be expedient to make, provided that such provisions and modifications will not be prejudicial or adverse to the interests of any Holder; or

      (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Company, are required for the purpose of curing or correcting any defect or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial or adverse to the interests of any Holder.

                                   ARTICLE 12
                               WITHHOLDING RIGHTS

SECTION 12.1 WITHHOLDING RIGHTS.

The Company and IPC Delaware, as the case maybe, shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any HOlder such amounts as the Company or IPC Delaware, as the case may be, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States tax laws or any other relevant provisions of provincial, state, local or foreign tax laws, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to such Holder in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate tax authority. To the extent that such amount so required to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holder, the Company or IPC Delaware, as the case may be, shall promptly notify the Holder and unless such Holder remits the difference in cash to Company or IPC Delaware, as the case may be, before the tax amount is required to be remitted to the tax authority, then the Company or IPC Delaware, as the case may be, may sell or otherwise dispose of such portion of the consideration (including, without limitation, any of the IPC Delaware Common Shares) as is necessary to provide sufficient funds to the Company or IPC Delaware, as the case may be, to enable it to comply with such deduction or withholding requirement and the Company or IPC Delaware, as the case may be, shall give an accounting to the Holder with respect thereto and shall pay over to such Holder and remit any unapplied balance of the net proceeds of such sale that was not remitted to such tax authority in satisfaction of a deducting or withholding requirement.

In order to assist the Company and IPC Delaware, as the case may be, in complying with any such deduction and withholding requirement, the relevant Holder shall, to the extent applicable, deliver to the Company or IPC Delaware, as the case may be, (i) if such Holder is an individual, trust or corporation, a declaration sworn by the individual, a trustee or a director, as the case may be, before a notary or commissioner for oaths to the effect that such Holder is not, and will not be, on the date of payment, a non-resident of Canada for the purposes of the Income Tax Act (Canada) or (ii) if such Holder is a partnership, a declaration sworn by a general partner before a notary or commissioner for oaths to the effect that such Holder is a Canadian partnership, as defined in the Income Tax Act (Canada).

                                   ARTICLE 13
                                  MISCELLANEOUS

SECTION 13.1 NOTICE TO THE COMPANY.

Any notice, request or other communication to be given to the Company by a Holder shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or delivery to the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders, and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy, facsimile or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Company.

SECTION 13.2 MANNER AND RISK OF SURRENDER.

Any presentation and surrender by a Holder to the Company of certificates representing Convertible Voting Shares in connection with the liquidation, dissolution or winding-up of the Company or the conversion of Convertible Voting Shares shall be made by registered mail (postage prepaid) or by delivery to the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders, in each case addressed to the attention of the President of the Company. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Company, as the case may be, and the method of any such presentation and surrender of certificates shall be at the sole risk of the Holder, mailing the same.

SECTION 13.3 NOTICE TO HOLDERS.

Any notice, request or other communication to be given to a Holder by or on behalf of the Company shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or delivery to the address of the Holder recorded in the securities register of the Company or, in the event of the address of any such Holder not being so recorded, then at the last known address of such Holder. Any such notice, request or other communication, if given by mail or telecopy, shall only be deemed to have been given and received on the second Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more Holders shall not invalidate or otherwise alter or affect any action or proceeding to be or intended to be taken by the Company.

SECTION 13.4 CONFLICT OR INCONSISTENCY

In the event of any inconsistency or conflict between all (or part of) a right, privilege, restriction, or condition attaching to the Convertible Voting Shares and all (or part of) an Article of the Articles of Association of the Company, that right, privilege, restriction, or condition, or part thereof, as the case may be, attaching to the Convertible Voting Shares shall to the extent of such inconsistency or conflict govern.

                                   EXHIBIT "A"
                               CONVERSION REQUEST

TO: IntelliPharmaCeutics Corp. (the "COMPANY")

This notice is given pursuant to ARTICLE 6 of the provisions (the "CONVERTIBLE VOTING SHARE PROVISIONS") attaching to the Convertible Voting Shares of the Company represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Convertible Voting Share Provisions have the meaning attributed to such words and expressions in such Convertible Voting Share Provisions.

The undersigned hereby notifies the Company that the undersigned desires to convert into Exchangeable Shares in accordance with ARTICLE 6 of the Convertible Voting Share Provisions:

[ ]   all share(s) represented by this certificate; or

[ ]   __________________________ share(s) only.

[ ] Please check box if the certificate representing the Exchangeable Shares is to be held for pick-up by the shareholder at the principal executive offices of the Company or at such other reasonable place as may be specified by the Board of Directors by notice to the Holders, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the shareholder, at the Company's expense in accordance with the Convertible Voting Share Provisions.

NOTE: This panel must be completed and the accompanying share certificate(s), together with such additional documents as the Company may reasonably require, must be deposited with the Company at its principal executive offices or at such other reasonable place as may be specified by the Board of Directors by notice to the holders of Convertible Voting Shares. The Exchangeable Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Company and the securities, cheque(s) and other non-cash assets resulting from such redemption or purchase will be delivered to the shareholder in accordance with the Convertible Share Provisions.

Date

Name of person in whose name securities or cheque(s) or other non-cash assets are to be registered, issued or delivered
(PLEASE PRINT)

______________________________________
Street Address or P.O. Box

______________________________________
City, Province and Postal Code

______________________________________
Signature of Shareholder

______________________________________
Signature guaranteed by

NOTE: If this conversion request is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Company will be issued and registered, at the Company's expense in the name of the shareholder as it appears on the register of the Company, unless the share certificate is duly endorsed for transfer in respect of such shares.

                                      -2-